Workiva Inc. Announces Fourth Quarter and Full Year 2024 Financial Results
•Increased Q4 2024 subscription & support revenue by 22% over Q4 2023
•Total revenue of $200 million in Q4 2024, representing 20% year-over-year growth
•Customers with annual contract value over $500,000 grew 32% year-over-year

NEW YORK - February 25, 2025 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured integrated reporting, today announced financial results for its fourth quarter and full year ended December 31, 2024.
"Our Q4 results contributed to a year of accelerating growth as we executed on our strategy across financial, operational, and innovation initiatives," said Julie Iskow, President & Chief Executive Officer. "Our platform continues to resonate resulting in broad-based global demand for our solutions. Through the power of our assured integrated reporting platform and our expanding partner ecosystem, we’re consistently increasing the value we deliver to our customers. We enter 2025 confident about our market opportunity and ability to execute on our large and untapped total addressable market."
"Q4 was a great quarter, capping off a year marked by improved productivity and execution," said Jill Klindt, Chief Financial Officer. "Subscription revenue grew by 22% in Q4, driving our total revenue beat to $4 million over the high end of our guidance range. Account expansion activity across our platform accelerated our net retention rate to 112% compared to 110% in Q4 of last year."
Fourth Quarter 2024 Financial Results
•Revenue: Total revenue for the fourth quarter of 2024 reached $200 million, an increase of 20% from $167 million in the fourth quarter of 2023. Subscription and support revenue contributed $181 million, up 22% versus the fourth quarter of 2023. Professional services revenue was $19 million, up 6% from $18 million in the fourth quarter of 2023.
•Gross Margin: GAAP gross margin was 77.2% versus 77.3% in the fourth quarter of 2023. Non-GAAP gross margin was 79.2% compared to 78.4% in the fourth quarter of 2023.
•Results from Operations: GAAP loss from operations for the fourth quarter of 2024 was $13 million compared with a loss of $9 million in the prior year's fourth quarter. Non-GAAP income from operations was $15 million compared with non-GAAP income from operations of $13 million in the fourth quarter of 2023.
•GAAP Net Loss: GAAP net loss for the fourth quarter of 2024 was $9 million compared with a net loss of $4 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.16 compared with a net loss per basic and diluted share of $0.08 in the fourth quarter of 2023.
•Non-GAAP Net Income: Non-GAAP net income for the fourth quarter of 2024 was $19 million compared with non-GAAP net income of $18 million in the prior year's fourth quarter. Non-GAAP net income per basic share and diluted share in the fourth quarter of 2024 was $0.35 and $0.33, respectively, compared with non-GAAP net income per basic share and diluted share of $0.33 and $0.32, respectively, in the fourth quarter of 2023.
•Liquidity: As of December 31, 2024, Workiva had cash, cash equivalents, and marketable securities totaling $816 million, compared with $814 million as of December 31, 2023. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of December 31, 2024.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,305 customers as of December 31, 2024, a net increase of 271 customers from December 31, 2023.
•Retention Rate: As of December 31, 2024, Workiva's gross retention rate was 97%, and the net retention rate was 112%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2024, Workiva had 2,055 customers with an annual contract value (“ACV”) of more than $100,000, up 26% from 1,631 customers at December 31, 2023. Workiva had 416 customers with an ACV of more than $300,000, up 34% from 311 customers in the fourth quarter of 2023. Workiva had 181 customers with an ACV of more than $500,000, up 32% from 137 customers in the fourth quarter of 2023.
Full Year 2024 Financial Results
•Revenue: Total revenue for the full year 2024 reached $739 million, an increase of 17% from $630 million in 2023. Subscription and support revenue contributed $668 million, up 20% compared to 2023. Professional services revenue was $71 million, relatively flat compared to the prior year.
•Gross Margin: GAAP gross margin was 76.7% versus 75.6% in the prior year. Non-GAAP gross margin was 78.5% compared to 76.7% in the prior year.
•Results from Operations: GAAP loss from operations for 2024 was $77 million compared with a loss of $95 million in the prior year. Non-GAAP income from operations was $32 million, compared with non-GAAP income from operations of $10 million in 2023.
•GAAP Net Loss: GAAP net loss for 2024 was $55 million compared with a net loss of $128 million in the prior year. GAAP net loss per basic and diluted share was $0.99 compared with a net loss per basic and diluted share of $2.36 in 2023.
•Non-GAAP Net Income/Loss: Non-GAAP net income for 2024 was $54 million compared with a non-GAAP net loss of $23 million in the prior year. Non-GAAP net income per basic share and diluted share was $0.97 and $0.94, respectively, compared with a non-GAAP net loss per basic and diluted share of $0.42 in 2023.
•Cash Flow: Net cash provided by operating activities was $88 million in 2024, compared to cash provided by operating activities of $71 million in 2023. Free cash flow was $86 million in 2024 compared to free cash flow of $69 million in 2023. Free cash flow margin was 11.7% in 2024 compared to 10.9% in 2023.
Financial Outlook
As of February 25, 2025, Workiva is providing guidance as follows:
First Quarter 2025 Guidance:
•Total revenue is expected to be in the range of $203 million to $205 million.
•GAAP operating margin is expected to be approximately (14.3)%.
•Non-GAAP operating margin is expected to be approximately break-even.
•GAAP net loss per basic share is expected to be approximately $(0.45) using 56.4 million shares.
•Non-GAAP net income per diluted share is expected to be approximately $0.07 using 57.9 million shares.

Full Year 2025 Guidance:
•Total revenue is expected to be in the range of $864 million to $868 million.
•GAAP operating margin is expected to be approximately (9.1)% to (8.6)%.
•Non-GAAP operating margin is expected to be approximately 5.0% to 5.5%.
•GAAP net loss per basic share is expected to be approximately $(1.07) to $(1.00) using 56.9 million shares.
•Non-GAAP net income per diluted share is expected to be approximately $1.02 to $1.09 using 60.1 million shares.
•Free cash flow margin is expected to be approximately 12.0%.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the fourth quarter and full fiscal year 2024, in addition to discussing the Company’s outlook for the first quarter and full year 2025. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, sustainability management, and governance, risk, and compliance (GRC) in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Katie White		Mandi McReynolds
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Revenue
Subscription and support	$180,897	$148,788	$667,646	$558,645
Professional services	18,992	17,865	71,034	71,394
Total revenue	199,889	166,653	738,680	630,039
Cost of revenue
Subscription and support (1)	32,204	25,113	118,697	99,193
Professional services (1)	13,485	12,732	53,358	55,029
Total cost of revenue	45,689	37,845	172,055	154,222
Gross profit	154,200	128,808	566,625	475,817
Operating expenses
Research and development (1)	50,607	42,555	192,935	172,790
Sales and marketing (1)	90,157	71,867	347,243	287,035
General and administrative (1)	26,756	23,859	102,981	110,519
Total operating expenses	167,520	138,281	643,159	570,344
Loss from operations	(13,320)	(9,473)	(76,534)	(94,527)
Interest income	9,306	10,336	39,395	25,882
Interest expense	(3,197)	(3,202)	(12,865)	(53,639)
Other income and (expense), net	872	(364)	563	(1,814)
Loss before provision for income taxes	(6,339)	(2,703)	(49,441)	(124,098)
Provision for income taxes	2,476	1,493	5,601	3,427
Net loss	$(8,815)	$(4,196)	$(55,042)	$(127,525)
Net loss per common share:
Basic and diluted	$(0.16)	$(0.08)	$(0.99)	$(2.36)
Weighted-average common shares outstanding - basic and diluted	55,739,950	54,432,003	55,355,381	54,099,757

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue
Subscription and support	$2,271	$1,298	$7,979	$5,030
Professional services	873	617	3,221	2,540
Operating expenses
Research and development	5,562	4,764	21,036	18,441
Sales and marketing	8,869	7,005	35,339	27,774
General and administrative	8,696	7,052	34,575	44,980

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$301,835	$256,100
Marketable securities	514,585	557,622
Accounts receivable, net	148,433	125,193
Deferred costs	50,914	39,023
Other receivables	10,276	7,367
Prepaid expenses and other	22,199	23,631
Total current assets	1,048,242	1,008,936
Property and equipment, net	21,825	24,282
Operating lease right-of-use assets	11,786	12,642
Deferred costs, non-current	54,858	33,346
Goodwill	196,844	112,097
Intangible assets, net	27,389	22,892
Other assets	7,525	4,665
Total assets	$1,368,469	$1,218,860
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$7,747	$5,204
Accrued expenses and other current liabilities	126,508	97,921
Deferred revenue	457,608	380,843
Finance lease obligations	562	532
Total current liabilities	592,425	484,500
Convertible senior notes, non-current	764,891	762,455
Deferred revenue, non-current	29,681	36,177
Other long-term liabilities	227	178
Operating lease liabilities, non-current	9,441	10,890
Finance lease obligations, non-current	13,488	14,050
Total liabilities	1,410,153	1,308,250
Stockholders’ deficit
Common stock	56	54
Additional paid-in-capital	672,363	562,942
Accumulated deficit	(707,683)	(652,641)
Accumulated other comprehensive (loss) income	(6,420)	255
Total stockholders’ deficit	(41,684)	(89,390)
Total liabilities and stockholders’ deficit	$1,368,469	$1,218,860

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Cash flows from operating activities
Net loss	$(8,815)	$(4,196)	$(55,042)	$(127,525)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	2,911	2,787	11,003	11,140
Stock-based compensation expense	26,271	20,736	102,150	98,765
Provision for doubtful accounts	85	353	39	410
Accretion of premiums and discounts on marketable securities, net	(2,286)	(3,186)	(11,829)	(7,716)
Amortization of debt discount and issuance costs	610	608	2,436	1,730
Induced conversion expense	—	—	—	45,144
Realized loss on sale of available-for-sale securities, net	—	—	—	708
Deferred income tax	(337)	3	(629)	(14)
Changes in assets and liabilities:
Accounts receivable	(12,845)	(25,561)	(24,352)	(18,318)
Deferred costs	(19,337)	(5,971)	(34,477)	277
Operating lease right-of-use asset	1,328	1,177	5,136	4,984
Other receivables	(1,680)	(334)	1,116	(2,176)
Prepaid expenses and other	(1,311)	(1,038)	1,453	(5,023)
Other assets	(1,094)	751	(2,285)	2,230
Accounts payable	(5,231)	265	2,399	(1,002)
Deferred revenue	51,681	37,887	73,840	60,112
Operating lease liability	(907)	(1,004)	(3,738)	(4,133)
Accrued expenses and other liabilities	14,927	1,065	20,486	11,282
Net cash provided by operating activities	43,970	24,342	87,706	70,875
Cash flows from investing activities
Purchase of property and equipment	(809)	(392)	(1,363)	(2,124)
Purchase of marketable securities	(92,160)	(251,296)	(402,235)	(573,304)
Maturities of marketable securities	106,290	76,547	452,023	153,358
Sale of marketable securities	—	—	4,609	65,052
Acquisitions, net of cash acquired	—	—	(98,092)	—
Purchase of intangible assets	(74)	(68)	(191)	(235)
Net cash provided by (used in) investing activities	13,247	(175,209)	(45,249)	(357,253)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	1,044	1,148	4,909	4,472
Taxes paid related to net share settlements of stock-based compensation awards	(34)	(35)	(11,458)	(9,459)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	13,822	12,513
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	—	691,113
Payments for repurchase of convertible senior notes	—	—	—	(396,869)
Principal payments on finance lease obligations	(137)	(129)	(532)	(505)
Net cash provided by financing activities	873	984	6,741	301,265
Effect of foreign exchange rates on cash	(4,494)	1,719	(3,569)	1,637
Net increase (decrease) in cash, cash equivalents, and restricted cash	53,596	(148,164)	45,629	16,524
Cash, cash equivalents, and restricted cash at beginning of period	248,754	404,885	256,721	240,197
Cash, cash equivalents, and restricted cash at end of period	$302,350	$256,721	$302,350	$256,721

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$301,835	$256,100	$301,835	$256,100
Restricted cash included within prepaid expenses and other at end of period	515	621	515	621
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$302,350	$256,721	$302,350	$256,721

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Gross profit, subscription and support	$148,693	$123,675	$548,949	$459,452
Add back: Stock-based compensation	2,271	1,298	7,979	5,030
Add back: Amortization of acquisition-related intangibles	916	—	1,923	—
Gross profit, subscription and support, non-GAAP	$151,880	$124,973	$558,851	$464,482

Gross profit, professional services	$5,507	$5,133	$17,676	$16,365
Add back: Stock-based compensation	873	617	3,221	2,540
Gross profit, professional services, non-GAAP	$6,380	$5,750	$20,897	$18,905

Gross profit	$154,200	$128,808	$566,625	$475,817
Add back: Stock-based compensation	3,144	1,915	11,200	7,570
Add back: Amortization of acquisition-related intangibles	916	—	1,923	—
Gross profit, non-GAAP	$158,260	$130,723	$579,748	$483,387

Cost of revenue, subscription and support	$32,204	$25,113	$118,697	$99,193
Less: Stock-based compensation	2,271	1,298	7,979	5,030
Less: Amortization of acquisition-related intangibles	916	—	1,923	—
Cost of revenue, subscription and support, non-GAAP	$29,017	$23,815	$108,795	$94,163

Cost of revenue, professional services	$13,485	$12,732	$53,358	$55,029
Less: Stock-based compensation	873	617	3,221	2,540
Cost of revenue, professional services, non-GAAP	$12,612	$12,115	$50,137	$52,489

Research and development	$50,607	$42,555	$192,935	$172,790
Less: Stock-based compensation	5,562	4,764	21,036	18,441
Less: Amortization of acquisition-related intangibles	495	886	2,762	3,554
Research and development, non-GAAP	$44,550	$36,905	$169,137	$150,795

Sales and marketing	$90,157	$71,867	$347,243	$287,035
Less: Stock-based compensation	8,869	7,005	35,339	27,774
Less: Amortization of acquisition-related intangibles	453	587	1,745	2,392
Sales and marketing, non-GAAP	$80,835	$64,275	$310,159	$256,869

General and administrative	$26,756	$23,859	$102,981	$110,519
Less: Stock-based compensation	8,696	7,052	34,575	44,980
General and administrative, non-GAAP	$18,060	$16,807	$68,406	$65,539

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Loss from operations	$(13,320)	$(9,473)	$(76,534)	$(94,527)
Add back: Stock-based compensation	26,271	20,736	102,150	98,765
Add back: Amortization of acquisition-related intangibles	1,864	1,473	6,429	5,946
Income from operations, non-GAAP	$14,815	$12,736	$32,045	$10,184
GAAP operating margin	(6.6)%	(5.6)%	(10.3)%	(14.9)%
Non-GAAP operating margin	7.4%	7.6%	4.3%	1.6%

Net loss	$(8,815)	$(4,196)	$(55,042)	$(127,525)
Add back: Stock-based compensation	26,271	20,736	102,150	98,765
Add back: Amortization of acquisition-related intangibles	1,864	1,473	6,429	5,946
Net income (loss), non-GAAP	$19,320	$18,013	$53,537	$(22,814)

Net loss per basic and diluted share:	$(0.16)	$(0.08)	$(0.99)	$(2.36)
Add back: Stock-based compensation	0.48	0.38	1.84	1.83
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.12	0.11
Net income (loss) per basic share, non-GAAP	$0.35	$0.33	$0.97	$(0.42)
Net income (loss) per diluted share, non-GAAP	$0.33	$0.32	$0.94	$(0.42)

Weighted-average common shares outstanding - basic, non-GAAP	55,739,950	54,432,003	55,355,381	54,099,757
Effect of potentially dilutive securities	2,565,293	2,675,903	1,331,818	—
Weighted-average common shares outstanding - diluted, non-GAAP	58,305,243	57,107,906	56,687,199	54,099,757

Net cash provided by operating activities	$43,970	24,342	87,706	70,875
Purchase of property and equipment	(809)	(392)	(1,363)	(2,124)
Free cash flow	$43,161	$23,950	$86,343	$68,751
Free cash flow margin	21.6%	14.4%	11.7%	10.9%

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending March 31, 2025	Year ending December 31, 2025

GAAP operating margin	(14.3)%	(9.1)%		(8.6)%
Add back: Stock-based compensation	13.5%	13.3%		13.3%
Add back: Amortization of acquisition-related intangibles	0.8%	0.8%		0.8%
Non-GAAP operating margin	—%	5.0%		5.5%

Net loss per basic share, GAAP range	$(0.45)	$(1.07)	-	$(1.00)
Add back: Stock-based compensation	0.49	2.03		2.03
Add back: Amortization of acquisition-related intangibles	0.03	0.12		0.12
Effect of potentially dilutive securities	—	(0.06)		(0.06)
Net income per diluted share, non-GAAP range	$0.07	$1.02	-	$1.09

Weighted-average common shares used in calculating GAAP earnings per share, basic	56,400,000	56,900,000		56,900,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	57,900,000	60,100,000		60,100,000